SPLIT-OFF AGREEMENT

      SPLIT-OFF AGREEMENT, dated as of this ________ day of ________ 2005 (this "Agreement"), by and among Goldstrike Inc., a Nevada corporation ("Seller"), Dr. Yenyou Zheng ("Zheng" or "Purchaser"), Goldstrike Leasco Inc., a Nevada corporation ("Leasco"), and Gran Tierra Energy Inc., an Alberta corporation ("Gran Tierra").

                               R E C I T A L S:

      WHEREAS, Seller is the owner of all of the issued and outstanding capital stock of Leasco. Leasco is a newly-formed wholly owned subsidiary of Seller which was organized to acquire, and has so acquired, a Mineral Property Sale Agreement previously entered into by Seller. Seller has no other businesses or operations;

      WHEREAS, prior to the execution of this Agreement, Seller, Gran Tierra, and two newly-formed wholly-owned Alberta subsidiaries of Seller entered into a series of transactions (collectively, the "Reorganization Agreements") with each other and the former stockholders of Gran Tierra as a result of which, among other effects, Gran Tierra became a wholly-owned subsidiary of Seller (the "Reorganization");

      WHEREAS, the execution and delivery of this Agreement was required by Gran Tierra as a condition subsequent to its execution of the Reorganization Agreements. The consummation of the purchase and sale transaction contemplated by this Agreement was also a condition subsequent to the completion of the Reorganization pursuant to the Reorganization Agreements. Seller has represented to Gran Tierra in the Reorganization Agreements that the purchase and sale transaction contemplated by this Agreement would be consummated as soon as practicable following the consummation of the Reorganization, and Gran Tierra relied on such representation in entering into the Reorganization Agreements;

      WHEREAS, Purchaser desires to purchase the Shares (as defined in Section 1.1) from Seller, and to assume, as between Seller and Purchaser, all responsibilities for any debts, obligations and liabilities of Leasco, on the terms and subject to the conditions specified in this Agreement; and

      WHEREAS, Seller desires to sell and transfer the Shares to the Purchaser, on the terms and subject to the conditions specified in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the covenants, promises, and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows.

I. PURCHASE AND SALE OF STOCK.

      1.1 Purchased Shares. Subject to the terms and conditions provided below, Seller shall sell and transfer to Purchaser and Purchaser shall purchase from Seller, on the Closing Date (as defined in Section 1.3), all the issued and outstanding shares of capital stock of Leasco (the "Shares").

      1.2 Purchase Price. The purchase price for the Shares shall be the transfer and delivery by Purchaser to Seller of all shares of common stock of Seller that Purchaser owns (the "Purchase Price Shares"), as delineated below and deliverable as provided in Section 2.2.

            Zheng                               1,565,218 shares

      1.3 Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place as soon as practicable following the execution of this Agreement. The date on which the Closing occurs shall be referred to herein as the Closing Date (the "Closing Date").

II. CLOSING.

      2.1 Transfer of Shares. At the Closing, Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed to Purchaser or as directed by Purchaser, which delivery shall vest Purchaser with good and marketable title to all of the issued and outstanding shares of capital stock of Leasco, free and clear of all liens and encumbrances. The Purchaser shall receive such number of Shares as is set forth below:

            Zheng                               200 Shares

      2.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver to Seller a certificate or certificates representing the Purchase Price Shares duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all liens and encumbrances.

      2.3 Transfer of Records. On or before the Closing, Seller shall arrange for transfer to Leasco all existing corporate books and records in Seller's possession relating to Leasco and its business, including but not limited to all agreements, litigation files, real estate files, mineral leases, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Leasco, only copies of such documents need be furnished. On or before the Closing, Purchaser and Leasco shall transfer to Seller all existing corporate books and records in the possession of Purchaser or Leasco relating to Seller, including but not limited to all corporate minute books, stock ledgers, certificates and corporate seals of Seller and all agreements, litigation files, real property files, personnel files and filings with governmental agencies; provided, however, when any such documents relate to both Seller and Leasco or its business, only copies of such documents need be furnished.


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

III. PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to Seller and Gran Tierra that:

      3.1 Capacity and Enforceability. Purchaser has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Purchaser at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents constitute valid and binding agreements of Purchaser, enforceable in accordance with their terms.

      3.2 Compliance. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Purchaser will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Purchaser is a party or by which Purchaser is bound.

Purchase for Investment. Purchaser is acquiring the Shares solely for his own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration is available. Purchaser acknowledges that Purchaser is an officer and director of Seller and Leasco and, as such, has actual knowledge of the business, operations and financial affairs of Leasco. Purchaser has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Purchaser realizes that the Shares are "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Purchaser understands that the Shares are being sold to him pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and that the Seller is relying upon the representations made herein as one of the bases for claiming the Section 4(2) exemption.

      1. Liabilities. Following the Closing, Seller will have no liability for any debts, liabilities or obligations of Leasco or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to Leasco or its business and that may survive the Closing.

      2. Title to Purchase Price Shares. Purchaser is the sole record and beneficial owner of the Purchase Price Shares being sold by Purchaser hereunder. At Closing, Purchaser will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens, and encumbrances and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.


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

IV. SELLER'S AND LEASCO'S REPRESENTATIONS AND WARRANTIES. Seller and Leasco, jointly and severally, represent and warrant to Purchaser that:

      4.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. Leasco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

      4.2 Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute the valid and binding agreements of Seller enforceable in accordance with their terms.

      4.3 Title to Shares. Seller is the sole record and beneficial owner of the Shares. At Closing, Seller will have good and marketable title to the Shares, which Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Purchaser, except for restrictions on transfer as contemplated by Section 3.3 above. The Shares constitute all of the issued and outstanding shares of capital stock of Leasco.

      4.4 Representations in Reorganization Agreement. Leasco represents and warrants that all of the representations and warranties by Seller, insofar as they relate to Leasco, contained in the Reorganization Agreements are true and correct.

V. OBLIGATIONS OF PURCHASER PENDING CLOSING. Purchaser covenants and agree that between the date hereof and the Closing:

      5.1 Not Impair Performance. Purchaser shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing, or in any way impairing the ability of Seller to satisfy its obligations as provided in Article VI.

      5.2 Assist Performance. Purchaser shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller's obligations to consummate the transactions contemplated hereby which are dependent upon actions of Purchaser and to make and/or obtain any necessary filings and consents in order to consummate the sale transaction contemplated by this Agreement.

VI. OBLIGATIONS OF SELLER PENDING CLOSING. Seller covenants and agrees that between the date hereof and the Closing:

      6.1 Business as Usual. Leasco shall operate and Seller shall cause Leasco to operate in accordance with past practices and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with Leasco. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Leasco shall
(a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain Leasco's assets in their current operating condition and repair, ordinary wear and tear excepted. Leasco shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Neither Leasco nor Purchaser shall take or omit to take any action that results in Seller incurring any liability or obligation prior to or in connection with the Closing.


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

      6.2 Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Purchaser to satisfy its obligations as provided in Article V.

      6.3 Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Purchaser's obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Purchaser to make and/or obtain any necessary filings and consents. Seller shall cause Leasco to comply with its obligations under this Agreement.

VII. SELLER'S AND LEASCO'S CONDITIONS PRECEDENT TO CLOSING. The obligations of Seller and Leasco to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any or all of which may be waived by Seller and Gran Tierra in writing):

      7.1 Representations and Warranties; Performance. All representations and warranties of Purchaser contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing.

      7.2 Additional Documents. Purchaser shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder.

      7.3 Release by Leasco. At the Closing, Leasco shall execute and deliver to Seller and Gran Tierra a general release which in substance and effect releases Seller and Gran Tierra from any and all liabilities and obligations that Seller and Gran Tierra may owe to Leasco in any capacity and from any and all claims that Leasco may have against Seller, Gran Tierra, or their respective officers, directors, stockholders, employees and agents (other than those arising pursuant to this Agreement or any document delivered in connection with this Agreement).


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

VIII. PURCHASER'S CONDITIONS PRECEDENT TO CLOSING. The obligation of Purchaser to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Purchaser in writing):

      8.1 Representations and Warranties; Performance. All representations and warranties of Seller and Leasco contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller and Leasco shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

IX. OTHER AGREEMENTS.

      9.1 Expenses. Each party hereto shall bear its expenses separately incurred in connection with this Agreement and with the performance of its obligations hereunder.

      9.2 Confidentiality. The parties hereto shall not make any public announcements concerning this transaction other than in accordance with mutual agreement reached prior to any such announcement(s) and other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Purchaser shall return any information received by Purchaser from Seller or Leasco, and Purchaser shall cause all confidential information obtained by Purchaser concerning Leasco and its business to be treated as such.

      9.3 Brokers' Fees. No party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

      9.4 Access to Information Post-Closing; Cooperation.

            (a) Following the Closing, Purchaser and Leasco shall afford to Seller and its authorized accountants, counsel, and other designated representatives reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the possession or control of Purchaser or Leasco insofar as such access is reasonably required by Seller. Information may be requested under this Section 9.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records of Leasco existing at the Closing Date shall be destroyed by Purchaser or Leasco after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Seller at least 30 days' prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.


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

            (b) Following the Closing, Seller shall afford to Leasco and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) duplicating rights during normal business hours to Information within Seller's possession or control relating to the business of Leasco. Information may be requested under this Section 9.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of Leasco existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving the Purchaser at least 30 days prior written notice, during which time Purchaser shall have the right to examine and to remove any such files, books and records prior to their destruction.

            (c) At all times following the Closing, Seller, Purchaser and Leasco shall use reasonable efforts to make available to the other party on written request, the current and former officers, directors, employees and agents of Seller or Leasco for any of the purposes set forth in Section 9.4(a) or (b) above or as witnesses to the extent that such persons may be reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Leasco may from time to be involved.

            (d) The party to whom any Information or witnesses are provided under this Section 9.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

            (e) Seller, Purchaser, Leasco and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other's representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party's own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party's auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons with whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

            (f) Seller, Purchaser and Leasco shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.


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

      9.5 Guarantees, Surety Bonds and Letter of Credit Obligations. In the event that Seller is obligated for any debts, obligations or liabilities of Leasco by virtue of any outstanding guarantee, performance or surety bond or letter of credit provided or arranged by Seller on or prior to the Closing Date, Purchaser and Leasco shall use best efforts to cause to be issued replacements of such bonds, letters of credit and guarantees and to obtain any amendments, novations, releases and approvals necessary to release and discharge fully Seller from any liability thereunder following the Closing. Purchaser and Leasco, jointly and severally, shall be responsible for, and shall indemnify, hold harmless and defend Seller from and against, any costs or losses incurred by Seller arising from such bonds, letters of credits and guarantees and any liabilities arising therefrom and shall reimburse Seller for any payments that Seller may be required to pay pursuant to enforcement of its obligations relating to such bonds, letters of credit and guarantees.

      3. Filings and Consents. Purchaser, at its risk, shall determine what, if any, filings and consents must be made and/or obtained prior to Closing to consummate the purchase and sale of the Shares. Purchaser shall indemnify the Seller Indemnified Parties (as defined in Section 11.1 below) against any Losses (as defined in Section 11.1 below) incurred by any Seller Indemnified Parties by virtue of the failure to make and/or obtain any such filings or consents. Recognizing that the failure to make and/or obtain any filings or consents may cause Seller to incur Losses or otherwise adversely affect Seller, Purchaser and Leasco confirm that the provisions of this Section 9.6 will not limit Seller's right to treat such failure as the failure of a condition precedent to Seller's obligation to close pursuant to Article VII above.

      4. Insurance. Purchaser acknowledges that on the Closing Date, effective as of the Closing, all insurance coverage and bonds provided by Seller for Leasco, and all certificates of insurance evidencing that Leasco maintains any required insurance by virtue of insurance provided by Seller, will terminate with respect to any insured damages resulting from matters occurring subsequent to Closing.

      5. Agreements Regarding Taxes.

            6. Tax Sharing Agreements. Any tax sharing agreement between Seller and Leasco is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

            7. Returns for Periods Through the Closing Date. Seller will include the income and loss of Leasco (including any deferred income triggered into income by Reg. ss.1.1502-13 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on Seller's consolidated federal income tax returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. Seller and Leasco agree to allocate income, gain, loss, deductions and credits between the period up to Closing (the "Pre-Closing Period") and the period after Closing (the "Post-Closing Period") based on a closing of the books of Leasco and both Seller and Leasco agree not to make an election under Reg. ss.1.1502-76(b)(2)(ii) to ratably allocate the year's items of income, gain, loss, deduction and credit. Seller, Leasco and Purchaser agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Purchaser's purchase of the Shares on Leasco's tax returns to the extent permitted by Reg. ss.1.1502-76(b)(1)(ii)(B). Purchaser agrees to indemnify Seller for any additional tax owed by Seller (including tax owned by Seller due to this indemnification payment) resulting from any transaction engaged in by Leasco during the Pre-Closing Period or on the Closing Date after Purchaser's purchase of the Shares. Leasco will furnish tax information to Seller for inclusion in Seller's consolidated federal income tax return for the period which includes the Closing Date in accordance with Leasco's past custom and practice.


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

            8. Audits. Seller will allow Leasco and its counsel to participate at Leasco's expense in any audits of Seller's consolidated federal income tax returns to the extent that such audit raises issues that relate to and increase the tax liability of Leasco. Seller shall have the absolute right, in its sole discretion, to engage professionals and direct the representation of Seller in connection with any such audit and the resolution thereof, without receiving the consent of Purchaser or Leasco or any other party acting on behalf of Purchaser or Leasco, provided that Seller will not settle any such audit in a manner which would materially adversely affect Leasco after the Closing Date unless such settlement would be reasonable in the case of a person that owned Leasco both before and after the Closing Date. In the event that after Closing any tax authority informs the Purchaser or Leasco of any notice of proposed audit, claim, assessment, or other dispute concerning an amount of taxes which pertain to the Seller, or to Leasco during the period prior to Closing, Purchaser or Leasco must promptly notify the Seller of the same within 15 calendar days of the date of the notice from the tax authority. In the event Purchaser or Leasco does not notify the Seller within such 15 day period, Purchaser and Leasco, jointly and severally, will indemnify the Seller for any incremental interest, penalty or other assessments resulting from the delay in giving notice. To the extent of any conflict or inconsistency, the provisions of this Section 9.8 shall control over the provisions of Section 11.2 below.

      9. Cooperation on Tax Matters. Purchaser, Seller and Leasco shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Leasco shall (i) retain all books and records with respect to tax matters pertinent to Leasco relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Seller so requests, Purchaser agrees to cause Leasco to allow Seller to take possession of such books and records.


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

X. TERMINATION. This Agreement may be terminated at, or at any time prior to, the Closing by mutual written consent of Seller, Purchaser and Gran Tierra.

      If this Agreement is terminated as provided herein, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party except to pay such expenses as are required of such party.

XI. INDEMNIFICATION.

      11.1 Indemnification by Purchaser. Purchaser covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the "Seller Indemnified Parties") at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, "Losses"), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Purchaser set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Purchaser to indemnify Seller set forth in this Agreement) on the part of Purchaser under this Agreement, (iii) any debt, liability or obligation of Leasco, (iv) the conduct and operations of the business of Leasco whether before or after Closing, (v) claims asserted against Leasco whether before or after Closing, or (vi) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement.

      11.2 Third Party Claims.

            (a) Defense. If any claim or liability (a "Third-Party Claim") should be asserted against any of the Seller Indemnified Parties (the "Indemnitee") by a third party after the Closing for which Purchaser have an indemnification obligation under the terms of Section 11.1, then the Indemnitee shall notify Purchaser and Leasco (the "Indemnitor") within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a "Claim Notice") and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Claim. The expenses (including reasonable attorneys' fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided on subsection
      (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

            (b) Failure to Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

      11.3 Non-Third-Party Claims. Upon discovery of any claim for which Purchaser have an indemnification obligation under the terms of Section 11.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Purchaser of such claim and, in any case, shall give Purchaser such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Purchaser shall not excuse Purchaser from any indemnification liability except to the extent that Purchaser is materially and adversely prejudiced by such failure.

      10. Survival. Except as otherwise provided in this Section 11.4, all representations and warranties made by Purchaser, Leasco and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XI shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party's breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Purchaser for Losses incurred by a Seller Indemnified Party due to breaches of their representations and warranties in Article III of this Agreement, and (d) liability of Purchaser for Losses arising out of Third-Party Claims for which Purchaser have an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party's right to assert a Third-Party Claim bars assertion of such claim.

XII. MISCELLANEOUS.

12.1 Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

            (a)   If to Seller, addressed to:

                  Goldstrike Inc.
                  1055 West Hastings Street, Suite 1980, Vancouver, British Columbia, Canada V6E 2E9
                  Attn: Dr. Yenyou Zheng

            With a copy to (which shall not constitute notice hereunder):

                  Gottbetter & Partners LLP
                  488 Madison Avenue, 12th Floor
                  New York, NY 10022
                  Attn: Kenneth S. Goodwin, Esq.

            (b)   If to Purchaser or Leasco, addressed to:

                  Dr. Dr. Yenyou Zheng
                  1055 West Hastings Street, Suite 1980, Vancouver, British Columbia, Canada V6E 2E9

            With a copy to (which shall not constitute notice hereunder):

                  Gregory S. Yanke, Law Corporation
                  200 - 675 West Hastings Street, Vancouver
                  British Columbia, Canada V7L 3G8
                  Attention:  Gregory S. Yanke, Esq.

            (c)   If to Gran Tierra, addressed to:

                  Gran Tierra Energy Inc.
                  Tenth Floor, 10 - 8th Avenue S.W.
                  Calgary, Alberta, Canada T2P 1G5
                  Attention: Dana Coffield

            With a copy to (which shall not constitute notice hereunder):

                  McGuireWoods LLP
                  1345 Avenue of the Americas
                  New York, NY 10105
                  Attention: Louis W. Zehil, Esq.

or to such other address as any party hereto shall specify pursuant to this
Section 12.1 from time to time.

      12.2 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      12.3 Time. Time is of the essence with respect to this Agreement.

      12.4 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      12.5 Further Acts. Seller, Purchaser and Leasco shall execute any and all documents and perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

      12.6 Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended or changed except through a written instrument signed by all of the parties hereto, including Gran Tierra. No provisions of this Agreement or any rights hereunder may be waived by any party without the prior written consent of Gran Tierra.

      12.7 Assignment. No party may assign his or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

      12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts or choice of laws thereof.

      12.9 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

      12.10 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

      12.11 Specific Performance; Remedies. Each of Seller, Purchaser and Leasco acknowledges and agrees that Gran Tierra would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Purchaser and Leasco agrees that Gran Tierra will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 12.8, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

      12.12 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.



                        [Signature page follows this page.]

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


                                      GOLDSTRIKE INC.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------


                                      LEASCO, INC.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------


                                      PURCHASER


                                      Dr. Yenyou Zheng




                                      GRAN TIERRA ENERGY INC.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------